As filed with the Securities and Exchange Commission on December 12, 2002
                                                   Registration No. 333-_______
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               NETIQ CORPORATION
             (Exact name of registrant as specified in its charter)


               Delaware                                        77-0405505
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                        Identification No.)


                            3553 North First Street
                           San Jose, California 95134
              (Address of Principal Executive Offices) (Zip code)


                                1995 STOCK PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                       PENTASAFE , INC. THIRD AMENDED AND
                  RESTATED 1998 STOCK PURCHASE AND OPTION PLAN
                            (Full title of the plan)

                            -----------------------

                             Charles M. Boesenberg
                     President and Chief Executive Officer
                           and Chairman of the Board
                               NetIQ Corporation
                            3553 North First Street
                           San Jose, California 95134
                    (Name and address of agent for service)
                                 (408) 856-3000
         (Telephone number, including area code, of agent for service)

                            -----------------------

                                    Copy to:
                             William M. Kelly, Esq.
                             Davis Polk & Wardwell
                              1600 El Camino Real
                          Menlo Park, California 94025
                                 (650) 752-2000

                        CALCULATION OF REGISTRATION FEE

                                                                 Proposed
                                                                  maximum        Proposed maximum
         Title of securities              Amount to be         offering price         aggregate            Amount of
          to be registered               registered (1)           per share         offering price     registration fee
          ----------------               --------------           ---------         --------------     ----------------
Common Stock, $0.001 par value,
  issuable under:
1995 Stock Plan                            2,529,235 shares        $13.70(2)       $34,650,519(2)           $3,187.84
1999 Employee Stock Purchase Plan            800,000 shares        $11.64(3)        $9,312,000(3)             $856.70
PentaSafe, Inc. Third Amended
  and Restated 1998 Stock
  Purchase and Option Plan                 3,848,028 shares        $13.70(2)       $52,717,983(2)           $4,850.05
------------------------------------- --------------------- ---------------- -------------------- -------------------
   Totals............................      7,177,263 shares                        $96,680,502              $8,894.59
===================================== ===================== ================ ==================== ===================

-------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been shown by plan.

(2) Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share has been determined based on the average of the high and low prices of the NetIQ Common Stock on December 9, 2002, as reported by the Nasdaq National Market.

(3) Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share has been determined by multiplying 85% times the average of the high and low prices of the NetIQ Common Stock on December 9, 2002, as reported by the Nasdaq
     National Market. Pursuant to Section 2(n) of the 1999 Employee Stock Purchase Plan (see Exhibit 10.4A), shares are sold at 85% of the lesser of the fair market value of such shares on the enrollment date or on the exercise date.
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified under Rule 428(b)(i) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.




                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by the Company as
Registrant:

     (1) Our Annual Report on Form 10-K for the fiscal year ended June 30,
2002.

     (2) The description of our common stock contained in the Registration Statement on Form 8-A filed July 19, 1999 pursuant to Section 12(g) of the Exchange Act.

     All documents subsequently filed by NetIQ pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

               Not applicable.

Item 5.  Interest of Named Experts and Counsel.

               Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article XI of our Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware Law.

     Article VI of our Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

     We have entered into indemnification agreements with our directors and certain officers, in addition to the indemnification provided for in our Bylaws, and intend to enter into indemnification agreements with new directors and officers in the future.

Item 7.  Exemption for Registration Claimed.

               Not applicable.

Item 8.   Exhibits.

     The following are filed as part of this Registration Statement:



Exhibit No.                                Description
-----------                                -----------

4.1A    1995 Stock Plan

4.1B Form of Option Agreement under the 1995 Stock Plan (incorporated herein by reference to Exhibit 10.3B to the Company's Registration Statement on Form S-8 (File No. 333-81682)).

4.1C Form of Director Option Agreement under the 1995 Stock Plan (incorporated herein by reference to Exhibit 10.3C to the Company's Registration Statement on Form S-8 (File No. 333-81682)).

4.2A    1999 Employee Stock Purchase Plan (incorporated herein by reference to
        Exhibit 10.4A to the Company's Registration Statement on Form S-8 (File No. 333-81682)).

4.2B Form of Subscription Agreement under the 1999 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.4B to the Company's Registration Statement on Form S-8 (File No. 333-81682)).

 4.3 PentaSafe, Inc. Third Amended and Restated 1998 Stock Purchase and Option Plan

5.1 Opinion of counsel as to legality of securities being registered (filed herewith).

23.1    Consent of Davis Polk & Wardwell (contained in Exhibit 5.1).

23.2    Consent of Deloitte & Touche LLP (filed herewith).

24.1    Power of Attorney (see page S-1)

Item 9. Undertakings.

     A.  NetIQ hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. NetIQ hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of NetIQ's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NetIQ pursuant to law, NetIQ's Certificate of Incorporation, Bylaws, indemnification agreements, or otherwise, NetIQ has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NetIQ of expenses incurred or paid by a director, officer or controlling person of NetIQ in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, NetIQ will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 12th day of December, 2002.

                                      NETIQ CORPORATION


                                      By:/s/ Charles M. Boesenberg
                                         ---------------------------------------
                                         Charles M. Boesenberg
                                         President, Chief Executive Officer and
                                         Chairman of the Board


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose individual signature appears below hereby authorizes Charles M. Boesenberg and James A. Barth and each of them, to execute in the name and on behalf of each such person and to file any amendment to this Registration Statement, and appoints Charles M. Boesenberg and James A. Barth, or each of them, as attorney-in-fact to sign on his behalf individually and in each capacity stated below, and to file any amendments to this Registration Statement, including any and all post- effective amendments.

               Signature                                      Title                                  Date
               ---------                                      -----                                  ----

/s/ Charles M. Boesenberg                President and Chief Executive Officer and         December 12, 2002
----------------------------------       Chairman of the Board (Principal Executive
Charles M. Boesenberg                    Officer)


/s/ James A. Barth                       Senior Vice President, Finance, and Chief         December 12, 2002
----------------------------------       Financial Officer (Principal Financial and
James A. Barth                           Accounting Officer)

/s/ David J. Barram                      Director                                          December 12, 2002
----------------------------------
David J. Barram

/s/ Ching-Fa Hwang                       Director                                          December 12, 2002
----------------------------------
Ching-Fa Hwang

/s/ Alan W. Kaufman                      Director                                          December 12, 2002
----------------------------------
Alan W. Kaufman

/s/ Michael E. Lehman                    Director                                          December 12, 2002
----------------------------------
Michael E. Lehman

/s/ Michael J. Maples                    Director                                          December 12, 2002
----------------------------------
Michael J. Maples

/s/ Elijahu Shapira                      Director                                          December 12, 2002
----------------------------------
Elijahu Shapira

/s/ Ying-Hon Wong                        Director                                          December 12, 2002
----------------------------------
Ying-Hon Wong

                                 EXHIBIT INDEX


Exhibit No.                                Description
-----------                                -----------

4.1A    1995 Stock Plan

4.1B Form of Option Agreement under the 1995 Stock Plan (incorporated herein by reference to Exhibit 10.3B to the Company's Registration Statement on Form S-8 (File No. 333-81682)).

4.1C Form of Director Option Agreement under the 1995 Stock Plan (incorporated herein by reference to Exhibit 10.3C to the Company's Registration Statement on Form S-8 (File No. 333-81682)).

4.2A    1999 Employee Stock Purchase Plan (incorporated herein by reference to
        Exhibit 10.4A to the Company's Registration Statement on Form S-8 (File No. 333-81682)).

4.2B Form of Subscription Agreement under the 1999 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.4B to the Company's Registration Statement on Form S-8 (File No. 333-81682)).

 4.3 PentaSafe, Inc. Third Amended and Restated 1998 Stock Purchase and Option Plan

5.1 Opinion of counsel as to legality of securities being registered (filed herewith).

23.1    Consent of Davis Polk & Wardwell (contained in Exhibit 5.1).

23.2    Consent of Deloitte & Touche LLP (filed herewith).

24.1    Power of Attorney (see page S-1)